EXHIBIT (d)(4)


                        INVESTMENT SUBADVISORY AGREEMENT


     AGREEMENT, made this ___ day of ________, 1999, among The Prudential Series Fund, Inc. (the "Fund"), a Maryland corporation, The Prudential Insurance Company of America ("Prudential"), a New Jersey insurance company, and Jennison Associates LLC (the "Subadviser"), a New York limited liability corporation.

     WHEREAS, the Fund is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, Prudential and the Subadviser are both registered as investment advisers under the Investment Advisers Act of 1940; and

     WHEREAS, the Fund is authorized to issue shares of beneficial interest in separate Portfolios, with each such Portfolio representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, Prudential has entered into an advisory agreement (the "Management Agreement") with the Fund, pursuant to which Prudential will manage the operations of the Fund; and

     WHEREAS, the fund and Prudential desire to retain the Subadviser to provide investment advisory services to a portion of the assets of the 20/20 Focus Portfolio of the Fund (the " 20/20 Portfolio") and a portion of the assets of the Diversified Conservative Growth Portfolio (the "DCG Portfolio" and, collectively with the 20/20 Portfolio, the "Portfolios), and the Subadviser is willing to render such services.

     NOW, THEREFORE, the parties agree as follows:

     1. Appointment. The Fund and Prudential hereby appoint the Subadviser to provide day-to-day investment management of such portion of the Portfolios as Prudential shall direct, from time to time, for the period and on the terms set forth in this Agreement, subject to the direction of the Board of Directors of the Fund (the "Board") and Prudential. The Subadviser accepts such appointment and agrees to render the services described herein for the compensation provided in paragraph 14.

     2. Services of Prudential. Subject to the supervision of the Board and Prudential, the Subadviser shall provide day-to-day investment management to such portion of the Portfolios as Prudential shall direct, from time to time. More particularly:

     (a) The Subadviser will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of such portion of the Portfolios' assets as Prudential shall direct, from time to time, by determining the securities and other investments that will be purchased, entered into, sold, or exchanged, when these transactions will be executed, and what securities and other investments in which each Portfolio may invest. The Subadviser will provide services in

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accordance with the Portfolios'  investment  objective or objectives,  policies, and restrictions as stated in the Fund's registration statement under the Securities Act of 1933 and the 1940 Act as filed with the Securities and Exchange Commission ("SEC") and amended from time to time (the "Registration Statement") and in accordance with any written instructions and directions of Prudential or the Board.

     (b) The Subadviser shall meet periodically with Prudential to review and agree upon current investment strategies and programs in the light of anticipated cash flows. The Subadviser shall comply with reasonable requests made by Prudential so that Prudential can fulfill its monitoring and oversight responsibilities under the Management Agreement.

     (c) The Subadviser shall provide to Prudential the information and documents Prudential reasonably requests so that it may keep the records of the Portfolios and otherwise manage the Fund and the Portfolios as required by the Management Agreement. The Subadviser shall provide such information and documents to the custodian or other entities as directed by Prudential.

     (d) The Subadviser shall report to the Board on the investment program for the portions of the Portfolios for which it is responsible as frequently as the Board may request, and will furnish the Board such periodic and special reports as the Board may reasonably request.

     (e) The Subadviser will manage the portions of the Portfolios for which it is responsible so that it will comply with the diversification requirements of
Section 817(h) of the Internal Revenue Code.

     3. Investment Opportunities. When investment opportunities arise that may be appropriate for more than one client for which the Subadviser serves as investment manager or adviser, the Subadviser may allocate investments among them in a manner that the Subadviser believes to be equitable to each client involved. The allocations will be based on each client's investment objectives and its current cash and investment positions. The Subadviser may from time to time buy a particular security for one or more clients while at the same time it sells such securities for another. On occasions when the subadviser deems the purchase or sale of a security to be in the best interest of a Portfolio as well as any other investment advisory client, the Subadviser may, to the extent permitted by applicable laws and regulations, including, but not limited to Section 17(d) of the 1940 Act, but shall not be obligated to, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in a manner it believes to be equitable to each client involved. All records pertaining to such allocation shall be available to Prudential.

     4.   Broker-Dealer   Selection.   The   Subadviser   is   responsible   for
          broker-dealer selection and negotiation of brokerage commission rates. The

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          Subadviser's primary consideration in effecting a security transaction will be to obtain the most favorable price and best execution. It may also take into account the capability of the broker in effecting difficult trades and trades in large amounts and the value to the Portfolios of research services provided to the Subadviser by the broker. Subject to the representations in the Registration Statement and such policies as the Board may determine and consistent with
          Section 28(3) of the Securities Exchange Act of 1934, the Subadviser shall not be deemed to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolios to pay a broker-dealer for effecting a Portfolio investment
          transaction   in  excess  of  the   amount   of   commission   another
          broker-dealer would have charged for effecting that transaction, if the Subadviser or its affiliate determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Portfolios and to its other clients as to which it exercises investment discretion. Subject to the representations in the Registration Statement and such policies as the Board may determine and consistent with the federal securities laws, the Subadviser shall not be deemed to have breached any duty created by this Agreement or otherwise solely by using a broker who is an affiliated person of the Subadviser, as that term is defined in the 1940 Act.

     5. Conformity with Applicable Law. The Subadviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement and with the instructions and directions of the Board and will conform to, and comply with, all mandatory requirements of the 1940 Act and all other applicable federal and state securities laws and regulations and state insurance law governing separate account investments.

     6. Employees. All services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any directors, officers or employees of the Subadviser.

     7. Exclusivity. The services of the Subadviser under this Agreement are not to be deemed exclusive, and the Subadviser, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Portfolios) and to engage in other activities. The Fund understands that the Subadviser now serves, and will continue to serve, as investment manager or adviser to other investment companies and to clients that are not investment companies. The Fund understands that the employees of the Subadviser who assist in the performance of the services called for by this Agreement will also devote time to rendering similar services to the other entities for which the Subadviser also acts as investment manager or adviser.

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     8.   Confidential  Treatment.  It is  understood  that any  information  or recommendations supplied by the Subadviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Fund, Prudential in its capacity as Investment Adviser to the Fund, or such persons as Prudential may designate in connection with the Portfolios. It is also understood that any information supplied to the Subadviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which, on a temporary basis, may not be bought or sold for the Portfolios, is to be regarded as confidential and for use only by the Subadviser in connection with its obligation to provide investment advice and other services to the Portfolios.

     9. Documents. Prudential has delivered copies of each of the following documents to the Subadviser and will deliver to it all future amendments and supplements thereto, if any:

     (a)  the Fund's articles of incorporation and by-laws;

     (b)  The Registration Statement;

     (c)  the Code of Ethics of the Fund as currently in effect; and

     (d) a list of companies the securities of which are not to be bought or sold for the Portfolios because of non-public information regarding such companies that is available to Prudential, or which, in the sole opinion of Prudential, would be deemed to be available to Prudential or the Fund.

     (e) The current Prospectus, Statement of Additional Information and Part C of the Fund's Registration Statement, and all amendments and supplements thereto, will be furnished promptly to the Subadviser after filing with the SEC and the Subadviser will be notified in writing or by telephone as to the date on which such amendments or supplements are to become effective.


Prudential will furnish the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to items (a) through (c) above will be provided within 30 days of the time such materials become available to Prudential. Revisions to Item (d) shall be provided the same day such revisions are determined by Prudential.

     10. Delivery of Documents to Prudential. The Subadviser has furnished Prudential with copies of each of the following documents:

     (a)  The Subadviser's Form ADV as filed with the SEC;

     (b)  The Subadviser's most recent balance sheet;

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     (c)  Separate lists of persons who the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of the Fund's assets for the Portfolios;

     (d)  The Code of Ethics of the Subadviser as currently in effect.

The Subadviser will furnish Prudential from time to time with copies, properly certified or otherwise authenticated if requested by Prudential, of all material amendments of or supplements to the foregoing, if any. Such amendments or supplements as to items (a) through (d) above will be provided within 30 days of the time such materials became available to the Subadviser.

     11. Records. The Subadviser agrees to maintain and to preserve records relating to the Fund as required by the 1940 Act. The Subadviser further agrees that all records which it maintains for the Fund are the property of the Fund to the extent provided in the 1940 Act, and it will promptly surrender any of such records (or copies, printouts or computerized forms thereof) upon request provided, however, that Subadviser may maintain copies (or originals) of all such records to the extent required by law or in accordance with customary business practices.

     12. Compliance. The Subadviser agrees that it shall promptly notify Prudential and the Fund in the event that:

     (a) The SEC has censured the Subadviser; placed limitations upon is activities, functions or operations; suspended or revoked its registration as an investment adviser; or commenced proceedings or an investigation that may result in any of these actions; or

     (b) the Subadviser has a reasonable basis for believing that one of the Portfolios has ceased to comply or might not comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the regulations thereunder.

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     13.  Expenses.

     (a) The Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement, including all rent and other expenses involved in providing office space and equipment required by the Subadviser and the salaries and expenses of all personnel of the Subadviser.

     (b) The Portfolios will bear the respective expenses incurred in its individual operation, including but not limited to redemption and transaction expenses, daily accounting services (including maintaining for a Portfolio a daily trial balance, investment ledger, and other accounts and documents computing a Portfolio's daily net asset value per share, and computing daily cash flow and transaction status information), advisory fees to Prudential (but not to the Subadvisers), brokerage, shareholder servicing costs, pricing costs, interest taxes, and the charges of the custodians and transfer agent.

     (c) The Fund will pay all other expenses not attributable to a specific Portfolio, but these expenses will be allocated proportionately among all of the portfolios of the Fund on the basis of the value of their respective aggregate net assets. These expenses include, without limitation: insurance, legal expenses, auditing fees, state franchise and Blue Sky qualification fees, if any, the cost of printing stock certificates, proxies, and shareholder reports, SEC fees, the expense of registering securities issued by the Fund under applicable securities laws, the fees and expenses of all directors of the Fund who are not affiliated persons of Prudential, of any Prudential subsidiary, or of the Subadviser and litigation and other extraordinary or non-recurring expenses.

     (d) Prudential shall pay the fee of the Subadviser. Prudential shall pay for maintaining any Prudential staff and personnel who perform accounting services in connection with the preparation of financial statements required for the Fund's semiannual reports to shareholders and clerical, administrative and similar services for the Fund, other than investor services and daily Fund accounting services, which shall be paid for the Fund. Prudential shall also pay for the equipment, office space, and related facilities necessary to perform these services and shall pay the fees or salaries of all officers and directors of the Fund who are affiliated persons of Prudential or of any Prudential subsidiary. The Fund shall reimburse Prudential for the expenses of maintaining personnel who perform investor services and, if applicable, daily accounting services for the Fund.

     14.  Compensation.

     (a) 20/20 Portfolio. As compensation for the services performed and expenses incurred by the Subadviser under this Agreement in respect of the 20/20 Portfolio, Prudential (not the Fund) shall pay to the Subadviser an investment management fee.

          The fee will be a daily charge, payable quarterly, based on the annual rates set forth in the following schedule:

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

          0.30 of 1% on the first $300 million of the 20/20 Portfolio's average daily net assets under the Subadviser's management; and

          0.25 of 1% on the balance of the 20/20 Portfolio's average daily net assets under the Subadviser's management.

     (b) DCG Portfolio. As compensation for the services performed and expenses incurred by the Subadviser under this Agreement in respect of the DCG Portfolio, Prudential (not the Fund) shall pay to the Subadviser an investment management fee.

          The fee will be a daily charge, payable quarterly, based on the annual rates set forth in the following schedule:

          0.30 of 1% on the first $300 million of the DCG Portfolio's average daily net assets under the Subadviser's management; and

          0.25 of 1% on the balance of the DCG Portfolio's average daily net assets under the Subadviser's management.


     15. Limitation on Liability of Subadviser. Neither Subadviser nor any of its officers, directors, employees or agents shall be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolios, the Fund or Prudential in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties on behalf of the Fund or from reckless disregard of its obligations and duties under this Agreement.

     16.  Warranty.

     (a) Prudential represents and warrants that (i) the appointment of the Subadviser by Prudential has been duly authorized and (ii) it has acted and will continue to act in connection with the transactions contemplated hereby, and the transactions contemplated hereby are, in conformity with the 1940 Act, the Fund's governing documents and other applicable laws.

     (b) The Fund represents and warrants that the approval of this Agreement by the Fund has been duly authorized.

     (c) The Subadviser represents and warrants that it is authorized to perform the services contemplated to be performed hereunder.

     17. Continuation and Termination. This Agreement shall take effect on the date first written above, and shall continue in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Board; or (ii) by vote of a majority of the outstanding voting shares of the

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

          respective Portfolios; provided, further, in either event that continuance is also approved by the vote of a majority of the Board who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Fund, Prudential or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board or by a vote of a majority of the outstanding voting shares of the respective Portfolio, on sixty (60) days' written notice to Prudential and the Subadviser. This Agreement may be terminated by Prudential at any time, without the payment of any penalty, on ninety
          (90) days' written notice to the Fund and the Subadviser. This Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on ninety (90) days' written notice to the Fund and Prudential. This Agreement will automatically and immediately terminate in the event of its "assignment" (as defined in the 1940
          Act).

     18. Independent Contractor. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed its agent.

     19. Notice. Notices of any kind to be given to the Fund and to Prudential shall be in writing and shall be duly given if sent by first class mail or delivered to the Fund at 3 Gateway Center, 9th Floor, 100 Mulberry Street, Newark, New Jersey 07102, Attn: Secretary, or at such other address or to such individual as shall be specified by the Fund (with proper notice to Prudential and the Subadviser). Notices of any kind to be given to the Subadviser shall be in writing and shall be duly given if sent by first class mail or delivered to the Subadviser at 466 Lexington Avenue, New York, New York 10017, Attn:_________________or at such other address or to such individual as shall be specified by the Subadviser (with proper notice to the Fund and Prudential).

     20. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

     21. Applicable law. This Agreement shall be governed by the laws of New Jersey, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rules or order of the SEC thereunder.

     22. Captions. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

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

                                                THE PRUDENTIAL SERIES FUND, INC.



_____________________________                   By:_____________________________
Witness                                              Name
                                                     Title

                                                THE PRUDENTIAL INSURANCE
                                                    COMPANY OF AMERICA


_____________________________                   By:_____________________________
Witness                                              Name
                                                     Title

                                                JENNISON ASSOCIATES LLC



_____________________________                   By:_____________________________
Witness                                              Name
                                                     Title

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